 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-274835
PROSPECTUS FOR

PRIMARY OFFERING OF
20,849,975 CLASS A ORDINARY SHARES UNDERLYING WARRANTS
SECONDARY OFFERING OF
38,542,254 CLASS A ORDINARY SHARES,
9,350,000 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES AND
9,350,000 CLASS A ORDINARY SHARES UNDERLYING WARRANTS
PERFECT CORP.
This prospectus relates to the issuance of up to 20,849,975 Class A ordinary shares, par value $0.10 per share of Perfect Corp., a Cayman Islands exempted company with limited liability (“Perfect” or the “Company”) (each, a “Class A Ordinary Share”), which represents the Class A Ordinary Shares issuable upon exercise of 11,499,975 Perfect Public Warrants (as defined below), 6,600,000 Perfect Private Placement Warrants (as defined below) and 2,750,000 Perfect Forward Purchase Warrants (as defined below).
This prospectus also relates to the offer and resale from time to time by the Selling Securityholders (as defined below) of (a) up to 38,542,254 Class A Ordinary Shares, consisting of (i) up to 24,927,254 Class A Ordinary Shares issued to the Recapitalization Shareholders (as defined below); (ii) up to 2,700,000 Class A Ordinary Shares issued at an implied purchase price of $10.00 per share to PIPE Investors (as defined below); (iii) up to 5,500,000 Class A Ordinary Shares issued to FPA Investors (as defined below); and (iv) up to 5,415,000 Class A Ordinary Shares issued at an implied purchase price of approximately $0.0046 per share, consisting of up to 387,228 Class A Ordinary Shares issued to Ward Ferry (as defined below), up to 4,891,467 Class A Ordinary Shares to the Sponsor (as defined below), and up to 136,305 Class A Ordinary Shares to certain directors and advisors of Provident Acquisition Corp. (“Provident”) issued in connection with the Business Combination (as defined below) for the cancellation of 5,750,000 Class B ordinary shares of Provident previously held by such holders; (b) up to 9,350,000 warrants of Perfect (each, a “Warrant”), consisting of (i) up to 2,750,000 Perfect Forward Purchase Warrants and (ii) up to 6,600,000 Perfect Private Placement Warrants issued at a purchase price of $1.00 per warrant, and (c) up to 9,350,000 Class A Ordinary Shares issuable upon exercise of Perfect Forward Purchase Warrants and Perfect Private Placement Warrants at $11.5 per share. 5,500,000 Class A Ordinary Shares and 2,750,000 Perfect Forward Purchase Warrants were issued to the FPA Investors at an implied purchase price of $10.00 per unit (consisting of one Class A Ordinary Share and one half Warrant).
The 24,927,254 Class A Ordinary Shares subject to offer and resale from time to time by the Recapitalization Shareholders consist of (i) 2,380,967 Class A Ordinary Shares issued by us to Ningbo New Summit Private Equity Fund I L.P. at an implied purchase price of $1.7973 per Class A Ordinary Share; (ii) 3,058,082 Class A Ordinary Shares issued by us to CCV FUND I LP at an implied purchase price of $1.8102 per Class A Ordinary Share; (iii) 556,391 Class A Ordinary Shares issued by us to Extol Capital LP at an implied purchase price of $1.7973 per Class A Ordinary Share; (iv) 6,435,128 Class A Ordinary Shares issued by us to Goldman Sachs Asia Strategic II Pte. Ltd. at an implied purchase price of $3.7201 per Class A Ordinary Share; (v) 552,847 Class A Ordinary Shares issued by us to StoneBridge 2020 Offshore Holdings II, L.P. at an implied purchase price of $3.7201 per Class A Ordinary Share; (vi) 1,055,935 Class A Ordinary Shares issued by us to StoneBridge 2020, L.P. at an implied purchase price of $3.7201 per Class A Ordinary Share; and (vii) 10,887,904 Class A Ordinary Shares issued by us to Taobao China Holding Limited at an implied purchase price of $1.9289 per Class A Ordinary Share.
In connection with the Business Combination, holders of 21,651,203 Provident Class A Ordinary Shares, or 94.14% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of approximately $218.1 million. 1,348,797 non-redeemed Provident Class A Ordinary Shares were cancelled in exchange for 1,348,797 Class A Ordinary Shares, implying a purchase price of $10.07 per share. 11,499,975 Perfect Public Warrants were issued to both redeeming and non-redeeming Provident shareholders, implying nil consideration per warrant. Given a significant number of Provident shareholders elected to redeem their shares prior to the consummation of the Business Combination, the gross proceeds to the Company from the Business Combination accordingly reduced compared to a no-redemption scenario. Nevertheless, we raised $105 million from PIPE Investors and FPA Investors, which, together with the proceeds from non-redeeming Provident shareholders, amounted to $119 million in gross proceeds. The outstanding Class A Ordinary Shares being offered for resale pursuant to this prospectus by the Selling

Securityholders represent approximately 32.6% of our total outstanding Ordinary Shares as of September 25, 2023. Given the substantial number of outstanding Class A Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Class A Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell their shares, could increase the volatility of the market price of our Class A Ordinary Shares or result in a significant decline in the public trading price of our Class A Ordinary Shares. Despite such a potential decline in the public trading price of our Class A Ordinary Shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our Ordinary Shares or Warrants, as the case may be. For example, all Selling Securityholders other than PIPE Investors and FPA Investors would profit from reselling their Class A Ordinary Shares based on the closing price of our Class A Ordinary Shares of $3.17 as of October 2, 2023. The aggregate amount of profit for such Selling Securityholders would be $38.8 million. Accordingly, such Selling Securityholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. See “Risk Factors — Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Securityholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Securityholders offer and sell the securities covered by this prospectus. The Selling Securityholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. The exercise price of our Warrants is $11.50 per Warrant. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. On October 31, 2022, our Class A Ordinary Shares and Warrants commenced trading on the New York Stock Exchange (the “NYSE”) under the symbols “PERF” and “PERF WS”, respectively. As of October 2, 2023, the closing price of our Class A Ordinary Shares was $3.17. Accordingly, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.
For the years ended December 31, 2021 and December 31, 2022, our revenue generated from the PRC represented less than 3% of our total revenue for the respective years, and for the six months ended June 30, 2023, our revenue generated from the PRC represented less than 1% of our total revenue for the same period. Our mobile apps are available for downloading and use in the PRC. We have one operating subsidiary located in the PRC, and our business operations in the PRC are required to obtain and maintain applicable licenses and approvals from different regulatory authorities in order to provide its current services. Under the current PRC regulatory scheme, a number of regulatory agencies and local governments jointly regulate all major aspects of the internet industry and AI and AR industries. Operators in these industries must obtain various government approvals and licenses for relevant businesses. While we believe that our PRC subsidiary has obtained and maintained all applicable licenses and approvals from the applicable regulatory authorities to provide its current services, we cannot assure you that it will not be found in violation of any law and regulations currently in effect, due to the relevant authorities’ implementation or interpretation of these laws and regulations, or any future laws and regulations. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, or otherwise fail to comply with such laws and regulations, it may be subject to various penalties, such as the imposition of fines and the discontinuation or restriction of its operations in the PRC. Any such penalties, proceedings or actions may disrupt our business operations and materially and adversely affect our reputation, business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or, in extreme cases, become worthless.
As of September 25, 2023, we have 118,075,349 issued and outstanding Ordinary Shares in total, consisting of 101,286,631 Class A Ordinary Shares and 16,788,718 Class B Ordinary Shares (as defined below). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote, and is not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is entitled to ten votes and is convertible into one Class A Ordinary Share at any time by the holder thereof. As of September 25, 2023, Alice H. Chang, our founder and CEO, is able to exercise voting rights with respect to 62.4% of the voting power of our outstanding shares through her direct and indirect holding of 16,788,718 Class B Ordinary Shares. We are a “controlled company” as defined under the rules of the NYSE. For so long as we remain a controlled company under this definition, we are permitted to elect to rely, and currently intend to rely, on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our Board (as defined below) must be independent directors.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.
We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Perfect will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS AND THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENTS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 18, 2023.

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment, is accurate as of any date other than the date on the front of the applicable document or such other date stated in the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the SEC by Perfect Corp. using a “shelf” registration process. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment, is accurate as of any date other than the date on the front of the applicable document or such other date stated in the applicable document.
Information on the website of the Company is not included or incorporated by reference in the registration statement of which this prospectus forms a part.
The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”
For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and the Warrants and the distribution of this prospectus outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Perfect Corp.” refer to our entity listed on the NYSE, a Cayman Islands exempted company with limited liability, and all references in this prospectus to “we,” “us,” “Perfect” or the “Company” refer to Perfect Corp., together with its subsidiaries. All references in this prospectus to “Provident” refer to Provident Acquisition Corp., a Cayman Islands exempted company with limited liability, which ceased to exist on October 28, 2022. Upon consummation of the Business Combination on October 28, 2022, the shareholders of Provident became shareholders of the Company.
References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

FREQUENTLY USED TERMS
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Perfect Corp.” refer to our entity listed on the NYSE, a Cayman Islands exempted company with limited liability, and all references in this prospectus to “we,” “us,” “Perfect” or the “Company” refer to Perfect Corp., together with its subsidiaries. All references in this prospectus to “Provident” refer to Provident Acquisition Corp., a Cayman Islands exempted company with limited liability, which ceased to exist on October 28, 2022. In this document:
“AI” means artificial intelligence.
“AR” means artificial reality.
“Articles” means the Sixth Amended and Restated Memorandum and Articles of Association of the Company that has been effective since October 28, 2022.
“Assignment, Assumption and Amendment Agreement” means an assignment, assumption and amendment agreement, dated as of October 28, 2022, by and among Provident, the Company and Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Provident assigned to the Company all of its rights, title, interests, and liabilities and obligations in and under the Warrant Agreement.
“Board” means the board of directors of the Company.
“brands” or “brand customers” means the brand customers of the Company, including global beauty group brands, indie brands and retailers for brands, unless otherwise stated or unless the context otherwise requires.
“Business Combination” means the Mergers, and any other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of March 3, 2022, by and among Provident, the Company, Beauty Corp. and Fashion Corp., as may be amended and/or restated from time to time, including by the First Amendment to Agreement and Plan of Merger, dated as of September 16, 2022 by and among Provident, the Company, Merger Sub 1 and Merger Sub 2.
“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.10 per share.
“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value $0.10 per share.
“Closing” means the consummation of the Mergers.
“Closing Date” means October 28, 2022, the date on which the Closing occurred.
“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced.
“COVID-19” means the novel coronavirus (SARS-CoV-2 or COVID-19), and any evolutions, mutations or variations thereof or any other related or associated public health emergency, epidemics, pandemics or disease outbreaks.
“CyberLink International” means CyberLink International Technology Corp., a British Virgin Islands exempted company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Merger” means the merger of Merger Sub 1 with and into Provident, with Provident surviving such merger.
“First Merger Effective Time” means the effective time of the First Merger, being 9:00 a.m. (Cayman Islands time) on October 28, 2022.

“Forward Purchase Agreements” means (i) that certain Forward Purchase Agreement, dated as of December 14, 2020, by and among Provident, Sponsor and Ward Ferry, (ii) that certain Forward Purchase Agreement, dated as of December 15, 2020, between Provident and PT Nugraha Eka Kencana and (iii) that certain Forward Purchase Agreement, dated as of December 15, 2020, between Provident and Aventis Star Investments Limited.
“Forward Purchase Warrants” means the 2,750,000 warrants to purchase Provident Class A Ordinary Shares issued to the FPA Investors pursuant to the Forward Purchase Agreements.
“Founder Parties” means DVDonet.com. Inc., Golden Edge Co., Ltd., World Speed Company Limited and Alice H. Chang, a citizen of Taiwan.
“FPA Investment” means the transaction where the FPA Investors subscribed for and purchased, and Provident issued and sold to such FPA Investors, an aggregate of 5,500,000 Provident Class A Ordinary Shares and 2,750,000 Forward Purchase Warrants in consideration for an aggregate purchase price of $55.0 million, as closed on October 27, 2022.
“FPA Investors” means (i) Ward Ferry, (ii) PT Nugraha Eka Kencana, a controlled subsidiary of PT Saratoga Investama Sedaya Tbk, an Indonesia-based investment company, and (iii) Aventis Star Investments Limited, an affiliate of Provident, and each is a party to a Forward Purchase Agreement, including their respective successors and assigns.
“JOBS Act” means the Jumpstart Our Business Startups Act.
“Merger Sub 1” means Beauty Corp., a Cayman Islands exempted company with limited liability, which ceased to exist on October 28, 2022.
“Merger Sub 2” means Fashion Corp., a Cayman Islands exempted company with limited liability, which was dissolved on April 13, 2023.
“Mergers” means the First Merger and the Second Merger.
“New Registration Rights Agreement” means the registration rights agreement entered into by the Company, the Sponsor, and certain shareholders of the Company on the Closing Date in connection with the Business Combination.
“NYSE” means the New York Stock Exchange.
“Ordinary Shares” means collectively, Class A Ordinary Shares, Class B Ordinary Shares, and any other class or series of ordinary shares Perfect may issue from time to time.
“Perfect Forward Purchase Warrants” means Warrants issued by the Company in exchange for Forward Purchase Warrants.
“Perfect Private Placement Warrants” means Warrants issued by the Company in exchange for Private Placement Warrants.
“Perfect Public Warrants” means Warrants issued in exchange for Public Warrants.
“Perfect Shareholder Lock-Up Agreement” means the Lock-Up Agreement entered into by Provident, the Company and certain shareholders of the Company on the Closing Date.
“PFIC” means passive foreign investment company.
“PIPE” or “PIPE Investment” means the sale of 5,000,000 Provident Class A Ordinary Shares to the PIPE Investors at a purchase price of $10.00 per Provident Class A Ordinary Share.
“PIPE Investors” means those certain investors who are party to the Subscription Agreements in connection with the PIPE Investment, including their respective successors and assigns.
“Private Placement Warrants” means the warrants sold by Provident privately to the Sponsor simultaneously with the consummation of the Provident Initial Public Offering (including the underwriters’ partial exercise of their over-allotment option).

“Provident Class A Ordinary Shares” means the Class A ordinary shares of Provident, par value $0.0001 per share.
“Provident Initial Public Offering” means the initial public offering of Units of Provident, consummated on January 12, 2021.
“Public Warrants” means the warrants included in the Units sold in the Provident Initial Public Offering (including the underwriters’ partial exercise of their over-allotment option), each of which is exercisable for one Provident Class A Ordinary Share, in accordance with its terms.
“Recapitalization Shareholders” means Ningbo New Summit Private Equity Fund I L.P., CCV FUND I LP, Extol Capital LP, Goldman Sachs Asia Strategic II Pte. Ltd., StoneBridge 2020 Offshore Holdings II, L.P., StoneBridge 2020, L.P., and Taobao China Holding Limited.
“Registration Rights Agreement” means the registration rights agreement, dated as of January 7, 2021, entered into by Provident, the Sponsor and the Holders (as defined therein).
“SEC” means the U.S. Securities and Exchange Commission.
“Second Merger” means the merger of Provident, being the surviving entity of the First Merger, with and into Merger Sub 2, with Merger Sub 2 surviving such as a wholly-owned subsidiary of the Company.
“Second Merger Effective Time” means the effective time of the Second Merger, being 9:05 a.m. (Cayman Islands time) on October 28, 2022.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Securityholders” means the persons listed under “Selling Securityholders” in this prospectus, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after September 25, 2023 from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale-related transfer).
“Shareholder Earnout Shares” means an aggregate of 10,000,000 Ordinary Shares issuable to the selected shareholders of the Company within five years of the Closing, upon the occurrence of certain milestones.
“Share Incentive Plan” means the 2021 Stock Compensation Plan adopted by the Company’s Board on December 13, 2021, as amended.
“Shares” means shares in the capital of the Company of any class including a fraction of such shares, whether the Class A Ordinary Shares or the Class B Ordinary Shares or others.
“Sponsor” means Provident Acquisition Holdings Ltd., a Cayman Islands exempted company with limited liability.
“Sponsor Earnout Promote Shares” has the meaning given to “Earnout Promote Shares” in the Sponsor Letter Agreement.
“Sponsor Letter Agreement” means the sponsor letter agreement, dated as of March 3, 2022, entered into by the Company, Provident and Sponsor, as amended.
“Subscription Agreements” means the subscription agreements, each dated as of March 3, 2022, entered into by Provident, the Company and the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase an aggregate of 5,000,000 Provident Class A Ordinary Shares one business day before the date of the Closing at a purchase price of $10.00 per share.
“Transactions” means the transactions contemplated by the Business Combination Agreement and the other agreements, instruments and documents expressly contemplated by the Business Combination Agreement.
“Unit(s)” means a unit or the units issued in the Provident Initial Public Offering, each consisting of one Provident Class A Ordinary Share and one-half of one redeemable Public Warrant.

“U.S.” means the United States of America.
“U.S. dollar,” “US$,” “USD” and “$” mean the legal currency of the United States.
“U.S. GAAP” means United States generally accepted accounting principles.
“Ward Ferry” means WF Asian Reconnaissance Fund Limited.
“Warrants” means the warrants that entitle the holder thereof to purchase one Class A Ordinary Share pursuant to the terms of the Warrant Agreement as amended by the Assignment, Assumption and Amendment Agreement, including Perfect Public Warrants, Perfect Private Placement Warrants and Perfect Forward Purchase Warrants.
“Warrant Agreement” means the warrant agreement dated January 7, 2021, entered into by and between Provident and Continental Stock Transfer & Trust Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including information incorporated by reference herein) and any prospectus supplement includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be preceded by, followed by or include the words “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate” or “intend” or similar expressions. Forward-looking statements contained in this prospectus (including information incorporated by reference herein) include, but are not limited to, statements about:
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our ability to realize the benefits expected from the Business Combination;

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our ability to maintain the listing of our securities on the NYSE;

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changes adversely affecting the business in which we are engaged;

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management of growth;

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general economic conditions;

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our business strategy and plans;

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the result of future financing efforts;

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our future market position and growth prospects;

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expected operating results, such as revenue growth, and earnings;

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the effects of health epidemics, including the COVID-19 pandemic; and

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the other matters described in this prospectus in the section entitled “Risk Factors” and the documents incorporated by reference in this prospectus.

Such forward-looking statements, if any, with respect to our revenues, earnings, performance, strategies, prospects and other aspects of the businesses are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, anticipated events and trends, the economy and other future conditions that are subject to risks and uncertainties. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond our control. The risk factors and cautionary language discussed in this prospectus (including information incorporated by reference herein) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:
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the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain our management and key employees;

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changes in applicable laws or regulations, including those related to privacy and data protection;

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our estimates of expenses and profitability;

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our ability to innovate, develop and provide new products and services or upgrade our existing products and services in a timely and cost-effective manner;

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our ability to retain and expand sales to existing brands or attract new brands;

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our ability to compete effectively or maintain market leadership in the markets in which we currently operate or expand into;

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our ability to meet the challenges presented by our increasingly globalized operations;

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our ability to maintain and enhance our brand awareness;

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our need to retain, attract or maintain high-quality personnel;

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continued and increased consumer engagement with brands in our portfolio and our mobile apps;

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our ability to enforce, protect and maintain intellectual property rights; and

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the other matters described in this prospectus in the section entitled “Risk Factors” and the documents incorporated by reference in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. There may be additional risks currently considered to be immaterial or which are unknown. It is not possible to predict or identify all such risks.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as of the date of this prospectus or the dates of the documents incorporated by reference in this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the dates of the documents incorporated by reference in this prospectus. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.
All forward-looking statements included herein and in the documents incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of additional significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” on page 49.

SUMMARY OF THE PROSPECTUS
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement, the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference” and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.
Our Company
We are a leading player in the beauty and fashion tech revolution, providing omni-channel integrated solutions that are ultra-personalized, interactive and engaging, from online to in-store via beauty mirrors. We deliver experiences that re-imagine the way shoppers, brands, retailers, and content creators discover, try, and shop for beauty and fashion products. As of the date of this prospectus, we cover 85% (17 out of 20) of top 20 global beauty groups. Our platform transforms how brands and consumers interact and create opportunities to connect that were not possible before. With our cutting-edge, hyper-realistic virtual try-on solutions, we are transforming the traditional online and in-store shopping journey by creating instant, seamless and engaging omni-channel shopping experiences.
Our Corporate Information
Perfect Corp. is a Cayman Islands holding company established under the Companies Act of the Cayman Islands (as revised) on February 13, 2015, and we conduct our business through our subsidiaries. We are listed on the NYSE under the symbol “PERF.”
The mailing address of our principal executive office is 14F, No. 98 Minquan Road, Xindian District, New Taipei City 231, Taiwan, and our telephone number is +886-2-8667-1265. Our website address is www.perfectcorp.com. The information on our website is neither a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC.
The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.
Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.
Our Organizational Structure
As of the date of this prospectus, we own 100% equity interest in the following companies directly: (1) Perfect Corp. (Shanghai), a company incorporated in the PRC; (2) Perfect Corp., a company incorporated in Japan; (3) Perfect Mobile Corp., a company incorporated in Taiwan (“Perfect Mobile Taiwan”); (4) Perfect Mobile Corp., a company incorporated in the British Virgin Islands; and (5) Perfect Corp., a company incorporated in the State of California, the United States. In addition, Perfect Mobile Taiwan owns 100% equity interest in Perfect Corp., a company incorporated in France.
Emerging Growth Company
As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company. As such, we will be eligible for and intend to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
We will remain an emerging growth company under the JOBS Act until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which our Class A Ordinary Shares were offered in connection with the Transactions, (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; or (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.
Foreign Private Issuer Status
We are a foreign private issuer within the meaning of the rules under the Exchange Act. Under Rule 3b-4 of the Exchange Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to us on June 30, 2024. Even after we no longer qualify as an emerging growth company, for so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.
Summary of Risk Factors
An investment in our Class A Ordinary Shares and Warrants involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.
•
We operate in relatively new and rapidly evolving markets. If the development of the markets stops or slows down, our business will be materially and adversely affected;

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If we fail to retain and expand sales to existing brands or attract new brands, or if consumers decrease their level of engagement with such brands or our mobile apps, our business and operating results may be materially and adversely affected;

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Our success is dependent on the continued popularity and perceived precision of our technology solutions;

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We may not be successful if we are not able to innovate, develop and provide new products and services or upgrade our existing products and services in a timely and cost-effective manner to address rapidly evolving consumer preferences, industry trends and technological changes, and any new products and services we develop and provide may expose us to new risks and may not achieve expected returns;

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Given that a small number of business partners contribute to a significant portion of our revenues, our business and results of operations could be materially and adversely affected if we were to lose a significant business partner or a significant portion of our business;

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We rely primarily on certain app stores and similar digital platforms, such as the Apple App Store and Google Play, for downloads of YouCam and our other apps, as well as for payment processing, and any interruption or deterioration in our relationship with such entities may negatively impact our business;

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We may fail to compete effectively or maintain market leadership in the markets in which we currently operate or expand into;

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Our current operations are international in scope, and we plan to further expand globally. If we fail to meet the challenges presented by our increasingly globalized operations, our business may be materially and adversely affected;

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We make selective investments in new products and services and enhancement to our existing products and services which may not be successful and may not achieve expected returns;

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If we are not able to maintain and enhance our brand awareness, our business and operating results may be materially and adversely affected;

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User misconduct and misuse of our mobile apps or any non-compliance of third parties that we conduct business with may adversely impact our brand image and reputation, and we may be held liable for information or content displayed on, retrieved from or linked to our products and services, which may materially and adversely affect our business and operating results;

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Security breaches, improper access to or disclosure of our data or consumer data, other hacking and phishing attacks on our systems, or other cyberattacks may cause our products and solutions to be perceived as not being secure, which could harm our reputation and adversely affect our business;

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Our business and operating results may be harmed by any significant service disruptions. If our products and services are subject to attacks or misuse that disrupt or deny the ability of consumers to access our products and services, and we fail to develop enhancements to resolve any defect or other problems or adapt our existing technology and infrastructure, our consumers and partners may curtail or stop using our products and services, which could significantly harm our business;

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We may from time to time become a party to litigation, other legal or administrative disputes and proceedings that may materially and adversely affect us;

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Our dual-class structure may render Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of Class A Ordinary Shares;

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We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless;

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us;

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Changes and developments in the political and economic policies of the PRC government may materially and adversely affect our business, financial conditions and operating results; and

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The other matters described in the section entitled “Risk Factors” beginning on page 13.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares warrants of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus and other documents incorporated by reference herein.
Issuer . . . . . . . . . . . . . . . . . . . . . . .
Perfect Corp.
Issuance of Class A Ordinary Shares

Class A Ordinary Shares offered by us
20,849,975 Class A Ordinary Shares issuable upon the exercise of 11,499,975 Perfect Public Warrants, 6,600,000 Perfect Private Placement Warrants and 2,750,000 Perfect Forward Purchase Warrants
Class A Ordinary Shares outstanding prior to exercise of all Warrants
101,286,631 Class A Ordinary Shares (as of September 25, 2023)
Class A Ordinary Shares outstanding assuming exercise of all Warrants
122,136,606 Class A Ordinary Shares, based on total shares outstanding as of September 25, 2023
Exercise Price of Warrants
Each Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement.
Use of Proceeds
We will receive up to an aggregate of approximately $239.8 million from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of these Warrants for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus and other documents incorporated by reference herein to continue to support our operations. The exercise price of the Warrants is $11.50 per share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As of October 2, 2023, the closing price of our Class A Ordinary Shares was $3.17. Accordingly, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.
Resale of Ordinary Shares and Warrants
The Class A Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders
Up to 47,892,254 Class A Ordinary Shares, consisting of (a) up to 24,927,254 Class A Ordinary Shares issued to the Recapitalization Shareholders; (b) up to 2,700,000 Class A Ordinary Shares issued to PIPE Investors concurrently with the Closing; (c) up to 5,500,000 Class A Ordinary Shares issued to FPA Investors substantially with the Closing; (d) up to 5,415,000 Class A Ordinary Shares issued to Ward Ferry, Sponsor, and certain directors and advisors of Provident concurrently with the Closing for the cancellation of 5,750,000 Class B ordinary shares of Provident previously held by such holders; (e) up to 2,750,000 Class A Ordinary Shares issuable upon exercises of Perfect Forward Purchase Warrants; and (f) up to 6,600,000 Class A Ordinary Shares issuable upon exercises of Perfect Private Placement Warrants.
Warrants that may be offered and sold from time to time by the Selling Securityholders
Up to 9,350,000 Warrants, consisting of (a) up to 2,750,000 Perfect Forward Purchase Warrants and (b) up to 6,600,000 Perfect Private Placement Warrants.
Terms of Warrants
Each Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement.
Redemption
The Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Terms of the Offering
The Selling Securityholders will determine when and how they will dispose of the securities being registered for resale by the Selling Securityholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section titled “Plan of Distribution”.
Use of Proceeds
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.
Market for Class A Ordinary Shares and Warrants
Class A Ordinary Shares and Warrants commenced trading on the NYSE under the symbol “PERF” and “PERF WS”, respectively.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus and other documents incorporated by reference herein.
Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes:
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20,849,975 Class A Ordinary Shares underlying the Warrants that are outstanding;

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5,311,310 Ordinary Shares issuable under Share Incentive Plan;

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10,000,000 Shareholder Earnout Shares; and

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1,175,624 Sponsor Earnout Promote Shares.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider, in addition to the risk factors included below, all risk factors described in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus and in similar sections in filings incorporated by reference in this prospectus, and any information in the applicable prospectus supplement. See “Documents Incorporated by Reference.” If any of such risks materializes, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price or liquidity of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.
Sales of a substantial number of Class A Ordinary Shares and/or Warrants in the public market by the existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares and Warrants.
Class A Ordinary Shares held by certain of our shareholders are eligible for resale, subject to, in the case of certain shareholders, volume, manner of sale and other limitations under Rule 144. In addition, pursuant to the New Registration Rights Agreement, certain shareholders have the right, subject to certain conditions, to require us to register the sale of their securities under the Securities Act. By exercising their registration rights and selling a large number of our Class A Ordinary Shares pursuant to this prospectus, these shareholders could cause the prevailing market price of our Class A Ordinary Shares to decline. The outstanding Class A Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 32.6% of our total outstanding Ordinary Shares as of September 25, 2023. As restrictions on resale end and certain lock-up agreements entered into prior to the consummation of the Business Combination expire, the market price of our Class A Ordinary Shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them, including pursuant to this prospectus. These factors could also make it more difficult for us to raise additional funds through future offerings of our Class A Ordinary Shares or other securities.
The Class A Ordinary Shares being registered for resale pursuant to this prospectus include shares that were purchased at prices that may be significantly below the trading price of our Class A Ordinary Shares and the sale of which would result in the Selling Securityholder realizing a significant gain. For example, on October 28, 2020, the Sponsor paid in the aggregate $25,000, or approximately $0.004 per share, for 5,750,000 Class B ordinary shares of Provident. The Sponsor subsequently transferred 312,500 such shares to Ward Ferry for no cash consideration concurrently with the closing of the Provident Initial Public Offering pursuant to the Forward Purchase Agreement and an aggregate of 110,000 such shares to three independent directors and two advisors of Provident. On October 28, 2022, the Company issued 5,415,000 Class A Ordinary Shares to Ward Ferry, the Sponsor, and three directors and two advisors of Provident upon conversion of 5,750,000 Class B ordinary shares of Provident, which implied that each such Class A Ordinary Share was issued at approximately $0.0046 per share. In addition, the weighted average price of Class A Ordinary Shares issued to certain Selling Securityholders prior to the Business Combination ranged from $1.7973 to $3.7194 per share. As such, despite a potential decline in the public trading price of our Class A Ordinary Shares, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased, and such Selling Securityholders may have an incentive to sell their securities. For example, all Selling Securityholders other than PIPE Investors and FPA Investors would profit from reselling their Class A Ordinary Shares based on the closing price of our Class A Ordinary Shares of $3.17 as of October 2, 2023. The aggregate amount of profit for such Selling Securityholders would be $38.8 million. In particular, the Sponsor and other Perfect shareholders that were previously holders of the Class B ordinary shares of Provident would experience a potential profit of approximately $17.1 million based on the same closing price. Accordingly, while the Selling Securityholders may experience a positive rate of return based on the trading price of the Company’s securities, the public holders of the Company’s securities may not experience a similar rate of return on the securities they purchase due to differences in the applicable purchase price and trading price.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
We will receive up to an aggregate of approximately $239.8 million from the exercise of Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these Warrants. There is no assurance that the holders of these Warrants will elect to exercise any or all of such Warrants. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of these Warrants will decrease. See “Description of Securities — Warrants” for more details.
There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $11.50 per share. The likelihood that warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants will be unlikely to exercise their Warrants. As the closing price of our Class A Ordinary Shares was $3.17 as of October 2, 2023, we believe that holders of the Warrants are currently unlikely to exercise their Warrants. There is no guarantee that the Warrants will be in the money prior to their expiration, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of the Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus and other documents incorporated by reference herein to continue to support our operations.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our cash and cash equivalents, current financial assets at amortized cost and capitalization as of June 30, 2023 on:
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a historical basis for the Company; and

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an unaudited adjusted basis, after giving effect to the assumed cash exercise in full of Warrants, resulting in the issuance of 20,849,975 Class A Ordinary Shares for $239,774,712.5. In the event that all of the Warrants are not exercised or exercised on a cashless basis, the Company will not receive cash proceeds. As the closing price of our Class A Ordinary Shares was $3.17 as of October 2, 2023, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes and other financial information included in documents incorporated by reference into this prospectus and any applicable prospectus supplement.
	As of June 30, 2023
(in thousands)	Actual*	As Adjusted**
Cash and cash equivalents and current financial assets at amortized cost
Cash and cash equivalents	$37,168	$276,943
Current financial assets at amortized cost	160,800	160,800
Total Cash and cash equivalents and current financial assets at amortized cost	197,968	437,743
Equity
Class A Ordinary Shares	10,147	12,232
Class B Ordinary Shares	1,679	1,679
Capital surplus	557,870	799,011
Accumulated deficits	(385,395)	(385,395)
Other equity	(575)	(575)
Treasury shares	(429)	(429)
Total Equity	183,297	426,523
Warrant liability	3,451	—
Total Capitalization	$186,748	$426,523

*
The figures below are derived from the Company’s historical audited consolidated balance sheet as of June 30, 2023.

**
Assuming warrants are exercised in full for cash at a price of $11.5 per Class A Ordinary Share. See “Description of Securities — Warrants” for more details.

TAXATION
United States Federal Income Tax Considerations
This section describes the material United States federal income tax consequences of owning our Class A Ordinary Shares and Warrants (the “Securities”). It applies to you only if you hold your Securities as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
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a dealer in securities,

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a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

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a tax-exempt organization,

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a life insurance company,

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a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

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a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the United States and Cayman Islands.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.
You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of the Securities in your particular circumstances.
U.S. Holders
This subsection applies to you if you are a “U.S. holder.” You are a U.S. holder if you are a beneficial owner of the Securities and, for United States federal income tax purposes, you are:
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a citizen or resident of the United States,

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a domestic corporation,

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an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The tax treatment of your Securities will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “— PFIC Classification,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.
Distributions
The gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro rata distributions of our shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Class A Ordinary Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Class A Ordinary Shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on the NYSE (on which our Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Class A Ordinary Shares are listed on the NYSE, there can be no assurance that our Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Class A Ordinary Shares.
Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sales or Dispositions
Except as discussed below with respect to the cashless exercise of a Warrant, if you sell or otherwise dispose of your Securities, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis, in your Securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a Class A Ordinary Share on the exercise of a Warrant. A U.S. holder’s tax basis in a Class A Ordinary Share received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the Warrant exchanged therefor and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A Ordinary Share received will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a Warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for United States federal income tax purposes.
In either tax-free situation, a U.S. holder’s tax basis in the Class A Ordinary Shares received generally would equal the U.S. holder’s tax basis in the Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. In either case, the holding period will not include the period during which the U.S. holder held the Warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for United States federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. holder may be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the total number of Warrants to be deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the total number of Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. In this case, a U.S. holder’s aggregate tax basis in Class A Ordinary Shares received would equal the sum of U.S. holder’s initial investment in the Warrants deemed exercised and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.
Because of the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the Internal Revenue Service (“IRS”) or a court of law. Accordingly, a U.S. holder should consult its tax advisor regarding the tax consequences of a cashless exercise.
If we redeem Warrants for cash or purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Sales or Dispositions.”
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. holders’ proportionate interests in our assets or earnings and profits (e.g., through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a Warrant) as a result of a distribution of cash or other property to the holders of Class A Ordinary Shares which is taxable to the U.S. holders of such Class A Ordinary Shares as described under “— Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. holder’s adjusted tax basis in its Warrants to the extent that such distribution is treated as a dividend.
PFIC Classification
We believe that we were not a PFIC for United States federal income tax purposes in our prior taxable year and do not expect to become a PFIC in the current taxable year or in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in our current taxable year or in the future. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill (as determined for tax purposes) which is based on the market value for our shares. Accordingly, we could become a PFIC in our current taxable year or in the future if there is a decline in the value of our shares or the amount of cash and other passive assets that we hold increases (for example if a substantial number of Warrants are exercised).
In general, we will be a PFIC in a taxable year if:
•
at least 75% of our gross income for the taxable year is passive income, or

•
at least 50% of the value, determined on the basis of a quarterly average, of our assets in such taxable year is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.
If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:
•
any gain you realize on the sale or other disposition of your Class A Ordinary Shares, and

•
any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Class A Ordinary Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Class A Ordinary Shares during the three preceding taxable years or, if shorter, your holding period for the Class A Ordinary Shares that preceded the taxable year in which you receive the distribution).

Under these rules:
•
the gain or excess distribution will be allocated ratably over your holding period for the Class A Ordinary Shares,

•
the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•
the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•
the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If we are a PFIC in a taxable year and our Class A Ordinary Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Class A Ordinary Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Class A Ordinary Shares at the end of the taxable year over your adjusted basis in your Class A Ordinary Shares. You will also recognize an ordinary loss in respect of the excess, if any, of the adjusted basis of your Class A Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Class A Ordinary Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
Unless you make certain elections, your Class A Ordinary Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Class A Ordinary Shares, even if we are not currently a PFIC.
In addition, notwithstanding any election you make with regard to the Class A Ordinary Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.
If you own Class A Ordinary Shares during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Although not entirely clear, it is likely that under current law the Warrants will not be subject to the PFIC rules even if we are classified as a PFIC. It is possible, however, that the IRS could finalize current proposed regulations with a retroactive effective date that could cause the Warrants to be subject to the PFIC rules for periods prior to the issuance of such regulations if we are classified as a PFIC. In addition, it is possible that the IRS could issue final regulations with a future effective date that could cause the Warrants to be subject to the PFIC rules if we are classified as a PFIC either in the current taxable year or a future taxable year. You should consult your tax advisors regarding the potential application of the PFIC rules to Warrants if, contrary to current expectations, we are classified as a PFIC.
Shareholder Reporting
A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. holders are urged to contact their tax advisors regarding the application of this filing requirement to their ownership of Securities.
Non-U.S. Holders
This subsection applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of the Securities that is not a United States person and is not a partnership for United States federal income tax purposes.
Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect of Class A Ordinary Shares generally will not be subject to United States federal income tax unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of the Securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from the United States sources generally is subject to tax at a 30% rate or a lower applicable treaty rate).
Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The United States federal income tax treatment of the receipt of Class A Ordinary Shares upon a Non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. holder, generally will correspond to the United States federal income tax treatment of the receipt of Class A Ordinary Shares on exercise of a Warrant or the lapse of a Warrant by a U.S. holder, as described in “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. holder’s gain on the sale or other disposition of the Securities.
Information Reporting and Backup Withholding
For a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to such U.S. holder within the United States, and the payment of proceeds to such U.S. holder from the sale of Securities effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if the U.S. holder fails to comply with applicable certification requirements or (in the case of dividend payments) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.
A Non-U.S. holder is generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to such Non-U.S. holder outside the United States by us or another non-United States payor. A Non-U.S. holder is also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of Securities effected at a United States office of a broker, as long as either (i) the Non-U.S. holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) the Non-U.S. holder otherwise establishes an exemption.
Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the holder’s income tax liability by filing a refund claim with the IRS.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to prospective and retroactive change.
The following discussion is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law. Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
Current Cayman Islands Laws
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the Class A Ordinary Shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law and Undertaking as to Tax Concessions
In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the following undertaking is hereby given to Perfect Corp.:

that no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Perfect Corp. or its operations; and
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
on or in respect of the shares, debentures or other obligations of Perfect Corp.; or
by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.
The concessions apply for a period of TWENTY years from August 10, 2022.

DESCRIPTION OF SECURITIES
As of June 30, 2023, Perfect Corp. had the following securities registered under Section 12 of the Securities Exchange Act of 1934, as amended:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Ordinary Shares	PERF	New York Stock Exchange, Inc.
Warrants	PERF WS	New York Stock Exchange, Inc.
References in this section to “we,” “us,” “our,” “Perfect” and the “Company” refer to Perfect Corp. and not to any of its subsidiaries. The following description may not contain all of the information that is important to you, and we therefore refer you to our Articles, a copy of which is filed with the SEC as Exhibit 3.1 to this prospectus.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Company’s Articles, the Companies Act, and the common law of the Cayman Islands.
According to Article 3 of our Sixth Amended and Restated Memorandum of Association (“Memorandum”), subject to other provisions of our Memorandum, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. Our register of members is maintained by Continental.
The Company’s authorized share capital consists of 820,000,000 Ordinary Shares of a par value of $0.10 each, consisting of 700,000,000 Class A Ordinary Shares, 90,000,000 Class B Ordinary Shares and 30,000,000 blank check shares of the Company as the Company’s Board may determine in accordance with Article 5 of the Company’s Articles. All Ordinary Shares issued and outstanding were fully paid and non-assessable.
The following are summaries of the material provisions of the Company’s Articles and the Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
Dividends
The directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.
In addition, the shareholders of the Company may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by the directors. Under the laws of the Cayman Islands, dividends may be paid out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights
Subject to different rules applied to the situation of variations of rights of shares (as illustrated below), holders of Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class B Ordinary Share shall entitle the holder thereof to ten votes on all matters subject to vote at general meetings of the Company, and each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at general meetings of the Company.
Notwithstanding the above, when the rights attached to a single class may be materially adversely affected, the holders of the shares of that class shall vote at a separate meeting to pass an ordinary resolution, or provide the consent in writing.
Our Board is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The Class I directors shall stand appointed for a term expiring at our first annual general meeting, the Class II directors shall stand appointed for a term expiring at our second annual general meeting, and the Class III directors shall stand appointed for a term expiring at our third annual general meeting. Commencing at our first annual general meeting, and at each annual general meeting thereafter, directors appointed to replace those directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. If no replacement directors are appointed, the existing directors shall be automatically re-appointed for a further term of office to expire at the third succeeding annual general meeting after their re-appointment.
Conversion Between Class A Ordinary Shares and Class B Ordinary Shares
Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Each Class B Ordinary Share shall, automatically and immediately, without any further action from the holder thereof, convert into one Class A Ordinary Share when it ceases being beneficially owned by DVDOnet.com. Inc., Golden Edge Co., Ltd., World Speed Company Limited or Alice H. Chang. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.
Liquidation
On a winding-up, holders of Shares will be entitled to participate in any surplus assets in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.
Calls on Shares and Forfeiture of Shares
The directors may from time to time make calls upon the shareholders in respect of any moneys unpaid on their Shares provided that no call shall be payable earlier than one month from the last call. Any Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption and Repurchase of Shares
The Company may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our Board or by shareholders by special resolution. The Company may also repurchase any of its shares on such terms and in such manner as have been approved by our Board or by an ordinary resolution of the Company’s shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.
Transfer of Shares
Subject to the Company’s Articles, the NYSE Listed Company Manual and any relevant securities laws, any shareholder may transfer all or any shares by an instrument of transfer in a usual or common form or in a form prescribed by the NYSE or in any other form approved by the directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Company’s directors may approve from time to time.
The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.
Subject to the NYSE Listed Company Manual and to any rights and restrictions for the time being attached to any Share, the directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of Shares to a person of whom they do not approve. For the avoidance of doubt, the directors may decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the NYSE Listed Company Manual; or (ii) applicable law or regulation at such times and for such periods as the directors may from time to time determine.
a)
The directors may decline to recognize any instrument of transfer unless (x) a fee not exceeding one dollar is paid to the Company in respect thereof, and (y) the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

b)
If the directors refuse to register a transfer of Shares, they shall, within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

Variations of Rights of Shares
Whenever the capital of the Company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of the majority of the issued and outstanding shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The directors may treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.
General Meetings of Shareholders
We will hold an annual general meeting at such time and place as our Board will determine. Seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in accordance with the Articles, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles to receive such notices from the Company.
The directors may whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient directors capable of acting to form a quorum, any director or any one or more shareholders holding in the aggregate not less than one-tenth of all votes attaching to all issued and outstanding shares of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors. The directors shall, upon the requisition in writing of one or more shareholders holding in the aggregate not less than one-tenth of all votes attaching to all issued and outstanding shares of the Company as at the date of the requisition, convene an extraordinary general meeting. Save as otherwise provided in the Articles, one or more shareholders holding in the aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company present in person or by proxy and entitled to vote shall be a quorum.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Articles for what they believe in good faith to be in the best interests of our company.
Rights of Non-Resident or Foreign Shareholders; Disclosure of Shareholder Ownership
There are no limitations imposed by the Articles or the Companies Act on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles or the Companies Act governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital
We may from time to time by ordinary resolution:
•
increase the share capital by such sum, to be divided into new shares of such amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than existing shares;

•
sub-divide its existing shares or any of them into shares of a smaller amount than is fixed by the Articles, subject nevertheless to the provisions of section 13 of the Companies Act; and

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Summary of the Companies Act
The Companies Act permits a company to issue ordinary shares, preference shares, redeemable shares or any combination thereof.
The Companies Act provides that where a company issues shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount of the value of the premia on those shares shall be transferred to an account called the “share premium account.” At the option of a company, these provisions may not apply to premia on shares of that company allotted pursuant to any arrangement in consideration of the acquisition or cancellation of shares in any other company and issued at a premium. The Companies Act provides that the share premium account may be applied by a company, subject to the provisions, if any, of its memorandum and articles of association, in such manner as the company may from time to time determine, including, but without limitation:
•
paying distributions or dividends to members;

•
paying up unissued shares of the company to be issued to members as fully paid bonus shares;

•
in the redemption and repurchase of shares (subject to the provisions of section 37 of the Companies Act);

•
writing-off the preliminary expenses of the company;

•
writing-off the expenses of, or the commission paid or discount allowed on, any issue of shares or debentures of the company; and

•
providing for the premium payable on redemption or purchase of any shares or debentures of the company.

No distribution or dividend may be paid to members out of the share premium account unless immediately following the date on which the distribution or dividend is proposed to be paid, the company will be able to pay its debts as they fall due in the ordinary course of business.
The Companies Act provides that, subject to confirmation by the Grand Court of the Cayman Islands, a company limited by shares or a company limited by guarantee and having a share capital may, if so authorized by its articles of association, by special resolution reduce its share capital in any way.
Subject to the detailed provisions of the Companies Act, a company limited by shares or a company limited by guarantee and having a share capital may, if so authorized by its articles of association, issue shares which are to be redeemed or are liable to be redeemed at the option of the company or a shareholder. In addition, such a company may, if authorized to do so by its articles of association, purchase its own shares, including any redeemable shares. The manner of such a purchase must be authorized either by the articles of association or by an ordinary resolution of the company. The articles of association may provide that the manner of purchase may be determined by the directors of the company. At no time may a company redeem or purchase its shares unless they are fully paid. A company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any member of the company holding shares. A payment out of capital by a company for the redemption or purchase of its own shares is not lawful unless immediately following the date on which the payment is proposed to be made, the company shall be able to pay its debts as they fall due in the ordinary course of business.
We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
Mergers and Similar Arrangements
A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which whose issued shares that together represent at least ninety percent (90%) of the votes at a general meeting are owned by the parent company.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from wilful neglect or default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that all resolutions of the shareholders shall be passed at a general meeting of the Company duly convened and held in accordance with the Articles and resolutions of shareholders in writing in lieu of a general meeting shall not be permitted.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Under the Articles, the directors shall, upon the requisition in writing of one or more shareholders holding in the aggregate not less than one-tenth of all votes attaching to all issued and outstanding shares of the Company as at the date of the requisition, convene an extraordinary general meeting. Other than this right to requisition a shareholders’ meeting, our Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meeting.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands law, but the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by special resolution.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as such liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Articles, whenever the capital of the Company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of the majority of the issued and outstanding shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, the Articles may only be amended by a special resolution.
Inspection of Books
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than the Articles and any special resolutions passed by us, and our registers of mortgages and charges).
Warrants
The following provides a summary of the material provisions governing the Warrants.
Perfect Public Warrants and Perfect Forward Purchase Warrants
Each Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after October 28, 2022, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, a warrant holder may exercise its Warrants only for a whole number of Class A Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after October 28, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to Perfect satisfying its registration obligations. No Warrant will be exercisable and the Company will not be obligated to issue a Class A Ordinary Share upon exercise of a Warrant unless such Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant.
The Company has agreed that as soon as practicable, but in no event later than thirty (30) business days after the Closing, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Perfect Forward Purchase Warrants. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of such Warrants in accordance with the provisions of the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of Warrants is not effective by the sixtieth (60th) business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Notwithstanding the above, if Class A Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Perfect Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the excess of the “fair market value” less the exercise price of such warrant by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemptions of warrants when the price per Class A Ordinary Share equals or exceeds $18.00.
Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except as described herein with respect to Perfect Private Placement Warrants):
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

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if, and only if, the last reported sale price of the Class A Ordinary Shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like).

If and when the Warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the Warrants unless a registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period.
If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrants prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub- divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $10.00.
Once the Warrants become exercisable, the Company may redeem the outstanding warrants:
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in whole and not in part;

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at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Ordinary Shares;
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if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub- divisions, share dividends, reorganizations, recapitalizations and the like); and

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if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), Perfect Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Perfect Public Warrants, as described above.

The numbers in the table below represent the number of Class A Ordinary Shares that a warrant holder will receive upon exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of Class A Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their Warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume-weighted average price of Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The Company will provide its warrant holders with the final fair market value no later than one business day after the 10-trading-day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume-weighted average price of Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Class A Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection this redemption feature, exercise their Warrants for 0.298 Class A ordinary shares for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Ordinary Shares per Warrant (subject to adjustment).
This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Class A Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Ordinary Shares is below the exercise price of the Warrants. This redemption feature was established to provide the Company with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “Description of Securities — Warrants —Redemptions of warrants when the price per Class A Ordinary Share equals or exceeds $18.00.”
As stated above, the Company can redeem the Warrants when the Class A Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the Class A Ordinary Shares are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Class A Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Class A Ordinary Shares if and when such Class A Ordinary Shares were trading at a price higher than the exercise price of $11.50.
Redemption Procedures.   In the event the Company elects to redeem the outstanding Warrants, the Company will fix a date for the redemption (the “Warrant Redemption Date”) and provide notice of the redemption to be mailed by first class mail, postage prepaid by the Company not less than thirty days prior to the Warrant Redemption Date to the registered holders of the first class mail (who will, in turn, notify the beneficial holders thereof). A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend payable in Class A Ordinary Shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Class A Ordinary Shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value”

means the volume-weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.
If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.
Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrants properly exercises the Warrants within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, based on the Black-Scholes value (as defined in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement) of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants will be issued in registered form under the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement. The Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Perfect Public Warrants and Perfect Forward Purchase Warrants to make any change that adversely affects the interests of the registered holders.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Class A Ordinary Share held of record on all matters to be voted on by shareholders.
Exclusive Forum.
Notwithstanding the general forum selection clause in the Company’s Articles, the Company will agree that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company will irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This contractual provision of the Warrant Agreement does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Perfect Private Placement Warrants
Except as described below, Perfect Private Placement Warrants will have terms and provisions that are identical to those of Perfect Public Warrants and Perfect Forward Purchase Warrants.
•
Perfect Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of Perfect Private Placement Warrants) will not be transferable, assignable or salable until 30 days after October 28, 2022 (except, among other limited exceptions, to Provident officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by the Company so long as they are held by the Sponsor or any of its permitted transferees. Pursuant to the Sponsor Letter Agreement, the Sponsor also agreed not to transfer, during a period of 12 months from and after October 28, 2022, any Warrant held by it immediately after the First Merger Effective Time subject to customary exceptions. The lock-up requirements will cease to apply after the later of (i) the date on which the daily volume-weighted average price of the Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30-trading-day period after October 28, 2022 and (ii) the date that is 180 days after October 28, 2022.

•
The Sponsor or its permitted transferees will have the option to exercise the Perfect Private Placement Warrants on a cashless basis. If Perfect Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, such warrants will be redeemable by the Company and exercisable by the holders on the same basis as Perfect Public Warrants and Perfect Forward Purchase Warrants.

•
After the Second Merger Effective Time, if holders of these Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of the Class A Ordinary Shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

For a more complete description of the terms and conditions applicable to the Warrants, please review the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, which will be filed as exhibits to the registration statement of which this prospectus forms a part.

SHARES ELIGIBLE FOR FUTURE SALES
As of September 25, 2023, we have 118,075,349 Ordinary Shares issued and outstanding, consisting of 101,286,631 Class A Ordinary Shares and 16,788,718 Class B Ordinary Shares. All of the Class A Ordinary Shares issued in connection with the Business Combination will be freely transferable by persons other than the Company’s affiliates without restriction or further registration under the Securities Act, except the Perfect Shareholder Lock-Up Shares (as defined below), the Sponsor Lock-Up Shares (as defined below) and certain Class A Ordinary Shares owned by Ward Ferry and certain directors and advisors of Provident are subject to the lock-up restrictions described below.
Sales of substantial amounts of Class A Ordinary Shares in the public market could adversely affect prevailing market prices of Class A Ordinary Shares.
Perfect Shareholder Lock-Up Agreement
On October 28, 2022, the Company, Provident and certain Perfect Corp.’s shareholders (the “Perfect Lock-Up Shareholders”) entered into the Perfect Shareholder Lock-Up Agreement, pursuant to which each Perfect Lock-Up Shareholder agreed not to transfer the following securities during the applicable lock-up period, subject to customary exceptions:
(i)
any Ordinary Shares held by such Perfect Lock-Up Shareholder immediately after the Second Merger Effective Time;

(ii)
any Ordinary Shares issuable upon the exercise of options or warrants to purchase Ordinary Shares held by such Perfect Lock-Up Shareholder immediately after the Second Merger Effective Time (along with such options or warrants themselves);

(iii)
any Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Ordinary Shares held by such Perfect Lock-Up Shareholder immediately after the Second Merger Effective Time (along with such securities themselves); and

(iv)
any Shareholder Earnout Shares to the extent issued pursuant to the Business Combination Agreement (collectively, the “Perfect Shareholder Lock-Up Shares”).

Pursuant to the Perfect Shareholder Lock-Up Agreement, for each Perfect Lock-Up Shareholder who is not CyberLink International, Founder Parties, Pin-Jen (Louis) Chen or Wei- Hsin Tsen (Johnny Tseng), the applicable lock-up period is six months from and after October 28, 2022, which expired on April 27, 2023. For each of CyberLink International, Founder Parties, Pin-Jen (Louis) Chen and Wei-Hsin Tsen (Johnny Tseng), the applicable lock-up period is 12 months from and after October 28, 2022, which would expire on October 27, 2023.
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement on March 3, 2022, the Company, Provident and Sponsor entered into the Sponsor Letter Agreement, pursuant to which Sponsor agreed to not to transfer the following securities, during the period of 12 months from and after October 28, 2022, subject to customary exceptions:
(i)
any Class A Ordinary Shares held by Sponsor immediately after the First Merger Effective Time;

(ii)
any Warrants held by Sponsor immediately after the First Merger Effective Time and any Class A Ordinary Shares acquired by Sponsor upon the conversion, exercise or exchange of any such Warrants; and

(iii)
any Sponsor Earnout Shares to the extent issued pursuant to the Sponsor Letter Agreement (collectively, the “Sponsor Lock-Up Shares”).

The Sponsor Letter Agreement further provides that the lock-up requirements will cease to apply after the later of (a) the date on which the daily volume-weighted average price of the Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30-trading-day period after October 28, 2022 and (b) the date that is 180 days after October 28, 2022.
Lock-up Restrictions on Class A Ordinary Shares Owned by Ward Ferry and Certain Directors and Advisors of Provident
The 387,228 Class A Ordinary Shares held by Ward Ferry, and the 136,305 Class A Ordinary Shares in total held by Charles Mark Broadley, Kenneth Walton Hitchner III and John Mackay McCulloch Williamson, who were directors of Provident, as well as Sidney Huang and Roy Kuan, who were members of the advisory board of Provident, shall not be transferred until the earlier of (a) one year after October 28, 2022 and (b) subsequent to October 28, 2022, (x) if the last reported sale price of Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least on March 27, 2023 or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
Registration Rights
In connection with the Provident Initial Public Offering, Provident entered into Forward Purchase Agreements and a joinder agreement with the FPA Investors, pursuant to which Provident has registration obligations for the benefits of the FPA Investors. On October 28, 2022, the Company assumed such registration obligations due to consummation of the Business Combination.
Concurrently with the execution of the Business Combination Agreement on March 3, 2022, Provident, the Company and the PIPE Investors entered into Subscription Agreements containing certain registration obligations of the Company.
On October 28, 2022, the Company, Sponsor and certain shareholders of the Company entered into the New Registration Rights Agreement containing customary registration rights for Sponsor and the shareholders of the Company who are parties thereto.
To satisfy the registration rights granted to FPA Investors, PIPE Investors, the Sponsor and certain other shareholders of the Company, the Company initially filed a registration statement on Form F-1 (File No. 333-268057) on October 28, 2022 (as amended and supplemented from time to time, the “Prior F-1”), which was declared effective by the U.S. Securities and Exchange Commission on January 17, 2023. The Prior F-1 was amended by the post-effective amendment No. 1 to Form F-1 (as amended and supplemented from time to time, the “POS AM F-1”) filed on March 30, 2023, which was declared effective on April 5, 2023. This Registration Statement is being filed to convert the POS AM F-1 into a registration statement on Form F-3.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Ordinary Shares or Warrants for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of Ordinary Shares then issued and outstanding; or

•
the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our Company other than by virtue of his or her status as an officer or director of our Company.

SELLING SECURITYHOLDERS
This prospectus relates to the issuance of up to 20,849,975 of Class A Ordinary Shares, which represents the Class A Ordinary Shares issuable upon exercises of all the Warrants.
This prospectus also relates to the possible offer and sale from time to time of (a) up to 38,542,254 Class A Ordinary Shares, consisting of (i) up to 24,927,254 Class A Ordinary Shares issued to the Recapitalization Shareholders; (ii) up to 2,700,000 Class A Ordinary Shares issued to PIPE Investors; (iii) up to 5,500,000 Class A Ordinary Shares issued to FPA Investors; (iv) up to 5,415,000 Class A Ordinary Shares issued to Ward Ferry, the Sponsor and certain directors and advisors of Provident in connection with the Business Combination for the cancellation of 5,750,000 Class B ordinary shares of Provident previously held by such holders; (b) up to 9,350,000 Warrants, consisting of (i) up to 2,750,000 Perfect Forward Purchase Warrants and (ii) up to 6,600,000 Perfect Private Placement Warrants, and (c) up to 9,350,000 Class A Ordinary Shares issuable upon exercises of such Warrants.
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after September 25, 2023 from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer).
The following table sets forth, as of September 25, 2023, the names of the Selling Securityholders, the aggregate number of the securities beneficially owned by such Selling Securityholder immediately prior to the offering, the number of the securities that may be sold by the Selling Securityholder under this prospectus and the number of Class A Ordinary Shares that the Selling Securityholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after September 25, 2023, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to this offering				Securities registered for sale in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	%	Warrants	%	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	%	Warrants	%
Sponsor	4,891,467	4.8	6,600,000	70.6	4,891,467	6,600,000	—	—	—	—
John Mackay McCulloch Williamson(1).	27,261	*	—	—	27,261	—	—	—	—	—
Charles Mark Broadley(2)	27,261	*	—	—	27,261	—	—	—	—	—
Kenneth Walton Hitchner III(3)	27,261	*	—	—	27,261	—	—	—	—	—
Sidney Huang(4).	27,261	*	—	—	27,261	—	—	—	—	—
Roy Kuan(5)	27,261	*	—	—	27,261	—	—	—	—	—
Existing Shareholders of Perfect Prior to the Closing
CCV Entities(6).	5,439,049	5.4	—	—	5,439,049	—	—	—	—	—
Extol Capital LP(7)	556,391	*	—	—	556,391	—	—	—
Taobao China Holding Limited(8)	10,887,904	10.7	—	—	10,887,904	—	—	—	—	—
GS Entities(9)	8,043,910	7.9	—	—	8,043,910	—	—	—	—	—
PIPE Investors
CyberLink International	36,960,961(10)	36.5	—	—	300,000(11)	—	36,660,961	36.2	—	—
MC Investment Asset Holdings LLC	4,388,790(12)	4.3	—	—	500,000(13)		3,888,790	3.8
Ephesus United Corp(14)	200,000	*	—	—	200,000	—	—	—	—	—
KSL Investments Pte. Ltd.(15)	1,000,000	1.0	—	—	1,000,000	—	—	—	—	—
Kofuku Ranea Capital Pte. Ltd.(16)	200,000	*	—	—	200,000	—	—	—	—	—
Guanzhong Bamboo Capital Pte. Ltd.(17)	500,000	*	—	—	500,000	—	—	—	—	—
FPA Investors								—
Ward Ferry(18)	2,887,228	2.9	1,250,000	13.4	2,887,228	1,250,000	—	—	—	—
Aventis Star Investments Limited(19)	2,000,000	2.0	1,000,000	10.7	2,000,000	1,000,000	—	—	—	—
Baltimore Investments Ltd(20)	1,000,000	1.0	500,000	5.3	1,000,000	500,000	—	—	—	—

Note:
*
Represents beneficial ownership of less than 1%.

(1)
Comprised of 27,261 Class A Ordinary Shares held by John Mackay McCulloch Williamson, all of which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales.” The address of Mr. Williamson is 3A Raceview Mansion, 46 Stubbs Road, Mid-Levels, Hong Kong.

(2)
Comprised of 27,261 Class A Ordinary Shares held by Charles Mark Broadley, all of which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales.” The address of Mr. Broadley is 17 Blvd Albert 1 er, Monaco.

(3)
Comprised of 27,261 Class A Ordinary Shares held by Kenneth Walton Hitchner III, all of which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales.” The address of Mr. Hitchner is House 19, 8 Plunkett’s Road, The Peak, Hong Kong.

(4)
Comprised of 27,261 Class A Ordinary Shares held by Sidney Huang, all of which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales.” The address of Mr. Huang is 80 Holland Park, London, W11 3SG, United Kingdom.

(5)
Comprised of 27,261 Class A Ordinary Shares held by Roy Kuan, all of which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales.” The address of Mr. Kuan is Suite 3102, Two Exchange Square, 8 Connaught Place, Central, Hong Kong.

(6)
Represents (a) 2,380,967 Class A Ordinary Shares held by Ningbo New Summit Private Equity Fund I L.P. and (b) 3,058,082 Class A Ordinary Shares held by CCV Fund I LP. The business address for Ningbo New Summit Private Equity Fund I L.P. is A-G1012, Room 401, Building 1, Qixing Road 88#, Meishan, Beilun District, Ningbo, Zhejiang, China. The business address for CCV Fund I LP is 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.

(7)
The business address for Extol Capital LP is 721 Foothill Rd., Beverly Hills, CA, 90210, United States of America.

(8)
The business address for Taobao China Holding Limited is 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

(9)
Represents (a) 6,435,128 Class A Ordinary Shares held by Goldman Sachs Asia Strategic II Pte. Ltd., (b) 1,055,935 Class A Ordinary Shares held by StoneBridge 2020, L.P., and (c) 552,847 Class A Ordinary Shares held by StoneBridge 2020 Offshore Holdings II, L.P. The business address of Goldman Sachs Asia Strategic II Pte. Ltd. is 68/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. Each of GS Entities is an affiliate of a registered broker-dealer. GS Entities have advised us that they purchased the securities in the ordinary course of business and, at the time of purchase of the securities that are registered for resale, had no agreements or understanding, directly or indirectly, with any person to distribute securities.

(10)
Comprised of (a) 36,660,961 Class A Ordinary Shares held by CyberLink International, all of which are Perfect Shareholder Lock-Up Shares, as defined in the Perfect Shareholder Lock-Up Agreement, subject to the terms and conditions thereof as described under “Shares Eligible for Future Sales — Perfect Shareholder Lock-Up Agreement” and are being registered in accordance with the terms of the Registration Rights Agreement, dated as of October 28, 2022, by and between the Company, the selling securityholder and the other parties thereto, as described under “Shares Eligible for Future Sales — Registration Rights”; and (b) 300,000 PIPE Shares held by CyberLink International.

(11)
Comprised of 300,000 Class A Ordinary Shares issued in connection with PIPE Investment.

(12)
Comprised of (a) 500,000 Class A Ordinary Shares issued in connection with PIPE Investment and (b) 3,888,790 Class A Ordinary Shares held by MC Investment Asset Holdings LLC. The business address for MC Investment Asset Holdings LLC is 3000 31st St., Santa Monica, CA 90405, United States of America.

(13)
Comprised of 500,000 Class A Ordinary Shares issued in connection with PIPE Investment.

(14)
Comprised of 200,000 Class A Ordinary Shares held by Ephesus United Corp issued in connection with PIPE Investment. The business address of Ephesus United Corp is 11 Keppel Rd, #07-00, Singapore 089057.

(15)
Comprised of 1,000,000 Class A Ordinary Shares held by KSL Investments Pte Ltd. issued in connection with PIPE Investment. The business address of KSL Investments Pte. Ltd. is 1 Kim Seng Promenade, #07-01, Great World City, Singapore 237994.

(16)
Comprised of 200,000 Class A Ordinary Shares held by Kofuku Ranea Capital Pte. Ltd. issued in connection with PIPE Investment. The business address of Kofuku Ranea Capital Pte. Ltd. is 600 North Bridge Road #12-02/03, Parkview Square, Singapore 188778.

(17)
Comprised of 500,000 Class A Ordinary Shares held by Guanzhong Bamboo Capital Pte. Ltd. issued in connection with PIPE Investment. The business address of Guanzhong Bamboo Capital Pte. Ltd. is 600 North Bridge Road #12-02/03, Parkview Square, Singapore 188778.

(18)
Comprised of (a) 2,500,000 Class A Ordinary Shares issued in connection with FPA Investment and (b) 387, 228 Class A Ordinary Shares held by Ward Ferry, which are subject to lock-up restrictions as described in “Shares Eligible for Future Sales”. The business address of Ward Ferry is c/o Ward Ferry Management Limited, Suite 2608, 26th Floor, Two Exchange Square, Central, Hong Kong.

(19)
Comprised of 2,000,000 Class A Ordinary Shares issued in connection with FPA Investment. The business address of Aventis Star Investments Limited is 80 Raffles Place #54-01/02, UOB Plaza 1, Singapore 048624.

(20)
Comprised of 1,000,000 Class A Ordinary Shares issued in connection with FPA Investment. The business address of Baltimore Investments Ltd is Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 20,849,975 of Class A Ordinary Shares, which represents the Class A Ordinary Shares issuable upon exercises of 11,499,975 Perfect Public Warrants, 6,600,000 Perfect Private Placement Warrants and 2,750,000 Perfect Forward Purchase Warrants.
We are also registering the offer and resale, from time to time, by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after September 25, 2023 from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of 38,542,254 Class A Ordinary Shares, 9,350,000 Warrants and 9,350,000 Class A Ordinary Shares underlying such Warrants by the Selling Securityholders.
We will not receive any proceeds from any sale by the Selling Securityholders of Class A Ordinary Shares or Warrants being registered hereunder, except that we will receive up to an aggregate of $239,774,712.5 from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Class A Ordinary Shares or Warrants to be made directly or through agents.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after September 25, 2023 from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
The securities may be sold in one or more transactions at:
•
fixed prices;

•
prevailing market prices at the time of sale;

•
prices related to such prevailing market prices;

•
varying prices determined at the time of sale; or

•
negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

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an exchange distribution in accordance with the rules of the applicable exchange;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

Selling Securityholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders may also transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
Upon our being notified by any Selling Securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
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the name of the participating broker-dealer(s);

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the specific securities involved;

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the initial price at which such securities are to be sold;

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the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

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other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
We have agreed to indemnify the Selling Securityholders who are PIPE Investors (including PIPE Assignees) and their respective officers, directors, agents, and employees, and each person who controls such Selling Securityholders, and any agent thereof against certain liabilities. Such Selling Securityholders have agreed, severally and not jointly, to indemnify us and our directors, officers, employees and agents and each person who controls us in certain circumstances against certain liabilities.
We have agreed to indemnify the Selling Securityholders who are FPA Investors (including the FPA Joinder) and their respective directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls such Selling Securityholders, and any agent thereof against certain liabilities, including liabilities under the Securities Act. Such Selling Securityholders have agreed, severally and not jointly, to indemnify us and directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls us in certain circumstances against certain liabilities.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS
The legality of the Ordinary Shares under the laws of the Cayman Islands offered hereby will be passed upon for the Company by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to U.S. law will be passed upon for the Company by Sullivan & Cromwell (Hong Kong) LLP.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and December 31, 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered address of PricewaterhouseCoopers, Taiwan is 27/F, No. 333, Sec. 1, Keelung Road., Sec. 1, Taipei, Taiwan.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the annual reporting and other informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.perfectcorp.com. The information posted on or accessible through our website is not incorporated into this prospectus. We have included our website address in this prospectus solely for informational purposes and the references to our websites are intended to be inactive textual references only.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in documents that have been incorporated by reference in this prospectus as of the date of this prospectus and information contained in later filed documents that are also incorporated by reference into this prospectus, you should rely on the information contained in the documents that are filed later.
We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:
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our annual report on Form 20-F for the fiscal year ended December 31, 2022, which we filed with the SEC on March 30, 2023, including the description of the securities contained therein, together with all amendments and reports filed for the purpose of updating that description;

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any future filings on Form 20-F we make with the SEC under the Exchange Act after date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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our report on Form 6-K, filed with the SEC on October 3, 2023; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:
Perfect Corp.
14F, No. 98 Minquan Road
Xindian District
New Taipei City 231
Taiwan
+886-2-8667-1265
We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State will be determined by the courts of the Cayman Islands penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.